                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on (i) Form S-16, (Nos. 2-51894, 2-55664, 2-63470 and 2-75654); (ii)
Form S-8, (Nos. 2-77752, 33-10747, 33-24934, 33-33018, 33-54403, 33-54443,
33-54555, 333-08059, 333-08087, 333-60839, 333-42178 and 333-53908); and (iii)
Form S-3, (Nos. 2-84910, 33-26314, 33-23880, 33-42698, 33-44871, 33-45091,
33-46999, 33-54317, 33-69432, 333-04385, 333-40869, 333-44421, 333-55921,
333-68257 and 333-54896) of Kinder Morgan, Inc. of our report dated February 14, 2001 relating to the financial statements and financial statement schedule, which appears in this Current Report on Form 8-K, and of our report dated February 14, 2001 relating to the financial statements of Kinder Morgan Energy Partners, L.P., which are incorporated by reference in this Current Report on Form 8-K.



PricewaterhouseCoopers LLP

Houston, Texas
February 16, 2001